Exhibit 99.1

For investors	For media
Amy Wakeham	Jayme Rubenstein
+1 858-836-5000	+1 858-836-6798
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the Second Quarter of Fiscal Year 2022

•	Year-over-year revenue grows 12%, operating profit up 12%, non-GAAP operating profit up 5%

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, January 27, 2022 – ResMed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended December 31, 2021.

Second Quarter 2022 Highlights

All comparisons are to the prior year period

•	Revenue increased by 12% to $894.9 million; up 13% on a constant currency basis

•	Gross margin of 56.4%; non-GAAP gross margin contracted 230 bps to 57.6%

•	Income from operations increased 12%; non-GAAP operating profit up 5%

•	Diluted earnings per share of $1.37; non-GAAP diluted earnings per share of $1.47

“Our second-quarter results reflect continued strong performance across our business resulting in double-digit top-line revenue growth, driven by ongoing high demand for our sleep and respiratory care products, and solid growth in our software-as-a-service business,” said Mick Farrell, ResMed CEO. “Our global ResMed team continues to find ways to deliver products and solutions to our customers, even amid ongoing supply chain challenges that have limited additional access to critical electronic components. We are working every day to meet the extraordinary demand generated by our competitor’s ongoing device recall. We continue to ensure priority for the highest-need patients first, and we are working with physicians, providers, and healthcare systems to maintain delivery of medical devices and digital health solutions for the patients who need care.

“Despite constantly evolving market dynamics, we remain focused on our goal to improve 250 million lives in the year 2025; supporting patients with the sleep apnea therapy, respiratory care therapy, and digital health solutions they need as we deliver value for all of our customers. We are investing in medical device research and development, as well as digital health innovation that will unlock value across the healthcare system. I am incredibly proud of our global ResMed team, working around the clock with providers and physicians across 140 countries to get products directly into the hands of patients who most need our help.”

RMD Second Quarter 2022 Earnings Press Release – January 27, 2022	Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	December 31, 2021	December 31, 2020	% Change	Constant Currency (A)
Revenue	$894.9	$800.0	12%	13%
Gross margin (B)	56.4%	57.8%	(2)
Non-GAAP gross margin (B)	57.6%	59.9%	(4)
Selling, general, and administrative expenses	185.4	169.5	9	10
Research and development expenses	62.5	54.9	14	14
Income from operations	248.7	221.7	12
Non-GAAP income from operations (B)	267.7	254.5	5
Net income	201.8	179.5	12
Non-GAAP net income (B)	216.2	206.4	5
Diluted earnings per share	$1.37	$1.23	11
Non-GAAP diluted earnings per share (B)	$1.47	$1.41	4

	Six Months Ended
	December 31, 2021	December 31, 2020	% Change	Constant Currency (A)
Revenue	$1,798.9	$1,552.0	16%	16%
Gross margin (B)	56.2%	58.1%	(3)
Non-GAAP gross margin (B)	57.4%	59.9%	(4)
Selling, general, and administrative expenses	362.1	328.5	10	10
Research and development expenses	122.5	109.5	12	11
Income from operations	510.6	438.6	16
Non-GAAP income from operations (B)	548.4	491.6	12
Net income	405.4	357.9	13
Non-GAAP net income (B)	438.3	391.8	12
Diluted earnings per share	$2.76	$2.45	13
Non-GAAP diluted earnings per share (B)	$2.98	$2.68	11

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of Second Quarter Results

All comparisons are to the prior year period unless otherwise noted

•

Revenue grew by 13 percent on a constant currency basis, driven by increased demand for our sleep and respiratory care devices and increased demand following a recent product recall by one of our competitors.

•

Revenue in the U.S., Canada, and Latin America, excluding Software as a Service, grew by 14 percent, primarily due to the factors discussed above and recovery of core sleep patient flow that was previously impacted by COVID-19.

•	Revenue in Europe, Asia, and other markets grew by 12 percent on a constant currency basis, primarily due to the factors discussed above.

•	Software as a Service revenue increased by 8 percent, due to continued growth in our Durable Medical Equipment category and stabilizing patient flow in out-of-hospital care settings.

RMD Second Quarter 2022 Earnings Press Release – January 27, 2022	Page 3 of 10

•

Gross margin decreased by 140 basis points and non-GAAP gross margin decreased by 230 basis points, mainly due to higher freight and manufacturing costs, partially offset by favorable product mix changes.

•

Selling, general, and administrative expenses increased by 10 percent on a constant currency basis. SG&A expenses improved to 20.7 percent of revenue in the quarter, compared with 21.2 percent in the same period of the prior year. These changes in SG&A expenses were mainly due to increases in employee-related expenses.

•	Income from operations increased by 12 percent and non-GAAP income from operations increased by 5 percent.

•

Net income grew by 12 percent and diluted earnings per share grew by 11 percent. Non-GAAP net income grew by 5 percent and non-GAAP diluted earnings per share grew by 4 percent, predominantly attributable to strong sales.

•

Operating cash flow for the quarter was $219.9 million, compared to net income in the current quarter of $201.8 million and non-GAAP net income of $216.2 million. During the quarter we paid $61.2 million in dividends.

Other Business and Operational Highlights

•	Elected Desney Tan and John Hernandez, both leaders with digital health experience at world-leading technology companies, to ResMed’s board of directors.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.42 per share. The dividend will have a record date of February 10, 2022, payable on March 17, 2022. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be February 9, 2022, for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from February 9, 2022, through February 10, 2022, inclusive.

Webcast details

ResMed will discuss its second-quarter fiscal year 2022 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q2 2022 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately two hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13725581. The telephone replay will be available until February 10, 2022.

RMD Second Quarter 2022 Earnings Press Release – January 27, 2022	Page 4 of 10

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, litigation, and tax outlook – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD Second Quarter 2022 Earnings Press Release – January 27, 2022	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Six Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net revenue	$894,874	$800,011	$1,798,890	$1,551,955
Cost of sales	379,325	321,132	765,993	622,436
Amortization of acquired intangibles (1)	11,231	11,164	22,289	23,143
Restructuring—cost of sales (1)	—	5,232	—	5,232

Total cost of sales	$390,556	$337,528	$788,282	$650,811

Gross profit	$504,318	$462,483	$1,010,608	$901,144
Selling, general, and administrative	185,362	169,470	362,082	328,459
Research and development	62,507	54,935	122,457	109,468
Amortization of acquired intangibles (1)	7,738	7,689	15,445	15,932
Restructuring—operating expenses (1)	—	8,673	—	8,673

Total operating expenses	$255,607	$240,767	$499,984	$462,532
Income from operations	248,711	221,716	510,624	438,612
Other income (expenses), net:
Interest income (expense), net	$(5,948)	$(5,792)	$(11,308)	$(12,517)
Loss attributable to equity method investments	(1,914)	(2,640)	(3,300)	(4,928)
Gain (loss) on equity investments	(4,404)	(3,700)	1,208	4,776
Other, net	841	1,008	(1,150)	503

Total other income (expenses), net	(11,425)	(11,124)	(14,550)	(12,166)

Income before income taxes	$237,286	$210,592	$496,074	$426,446
Income taxes	35,535	31,078	90,710	68,560

Net income	$201,751	$179,514	$405,364	$357,886

Basic earnings per share	$1.38	$1.24	$2.78	$2.47
Diluted earnings per share	$1.37	$1.23	$2.76	$2.45
Non-GAAP diluted earnings per share (1)	$1.47	$1.41	$2.98	$2.68
Basic shares outstanding	145,990	145,246	145,835	145,053
Diluted shares outstanding	147,040	146,421	147,044	146,350

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Second Quarter 2022 Earnings Press Release – January 27, 2022	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	December 31, 2021	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$194,476	$295,278
Accounts receivable, net	526,036	614,292
Inventories	592,146	457,033
Prepayments and other current assets	234,582	208,154

Total current assets	$1,547,240	$1,574,757
Non-current assets:
Property, plant, and equipment, net	$477,778	$463,490
Operating lease right-of-use assets	146,045	128,575
Goodwill and other intangibles, net	2,323,472	2,320,483
Deferred income taxes and other non-current assets	240,207	240,820

Total non-current assets	$3,187,502	$3,153,368

Total assets	$4,734,742	$4,728,125

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$163,369	$138,008
Accrued expenses	286,803	320,599
Operating lease liabilities, current	23,912	23,585
Deferred revenue	111,647	109,611
Income taxes payable	23,333	307,963
Short-term debt	12,000	12,000

Total current liabilities	$621,064	$911,766
Non-current liabilities:
Deferred revenue	$94,427	$91,496
Deferred income taxes	12,873	11,319
Operating lease liabilities, non-current	132,970	114,779
Other long-term liabilities	6,350	6,802
Long-term debt	667,979	643,351
Long-term income taxes payable	53,244	62,933

Total non-current liabilities	$967,843	$930,680

Total liabilities	$1,588,907	$1,842,446

STOCKHOLDERS’ EQUITY:
Common stock	$585	$583
Additional paid-in capital	1,629,031	1,622,199
Retained earnings	3,362,570	3,079,640
Treasury stock	(1,623,256)	(1,623,256)
Accumulated other comprehensive income	(223,095)	(193,487)

Total stockholders’ equity	$3,145,835	$2,885,679

Total liabilities and stockholders’ equity	$4,734,742	$4,728,125

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RMD Second Quarter 2022 Earnings Press Release – January 27, 2022	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Six Months Ended
	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Net income	$405,364	$357,886
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	79,891	80,046
Amortization of right-of-use assets	17,334	17,911
Stock-based compensation costs	33,404	31,441
Loss attributable to equity method investments	3,300	4,928
(Gain) loss on equity investment	(1,208)	(4,776)
Restructuring expenses	—	8,673
Changes in fair value of business combination contingent consideration	—	500
Changes in operating assets and liabilities:
Accounts receivable, net	82,469	(19,259)
Inventories, net	(139,249)	(34,212)
Prepaid expenses, net deferred income taxes and other current assets	(21,389)	(29,875)
Accounts payable, accrued expenses, income taxes payable and other	(305,694)	(99,348)

Net cash (used in) / provided by operating activities	$154,222	$313,915
Cash flows from investing activities:
Purchases of property, plant, and equipment	(57,747)	(48,443)
Patent registration and acquisition costs	(13,737)	(8,367)
Business acquisitions, net of cash acquired	(35,915)	(437)
Purchases of investments	(12,364)	(14,446)
(Payments) / proceeds on maturity of foreign currency contracts	(5,419)	19,922

Net cash used in investing activities	$(125,182)	$(51,771)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	23,455	18,614
Taxes paid related to net share settlement of equity awards	(50,025)	(46,507)
Proceeds from borrowings, net of borrowing costs	160,000	55,000
Repayment of borrowings	(136,000)	(406,000)
Dividends paid	(122,434)	(113,165)

Net cash (used in) / provided by financing activities	$(125,004)	$(492,058)

Effect of exchange rate changes on cash	$(4,838)	$22,623

Net increase / (decrease) in cash and cash equivalents	(100,802)	(207,291)
Cash and cash equivalents at beginning of period	295,278	463,156

Cash and cash equivalents at end of period	$194,476	$255,865

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RMD Second Quarter 2022 Earnings Press Release – January 27, 2022	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” exclude amortization expense from acquired intangibles related to cost of sales and are reconciled below:

	Three Months Ended		Six Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue	$894,874	$800,011	$1,798,890	$1,551,955
GAAP Cost of sales	$390,556	$337,528	$788,282	$650,811
Less: Amortization of acquired intangibles (A)	(11,231)	(11,164)	(22,289)	(23,143)
Less: Restructuring—cost of sales (A)	—	(5,232)	—	(5,232)

Non-GAAP cost of sales	$379,325	$321,132	$765,993	$622,436
GAAP gross profit	$504,318	$462,483	$1,010,608	$901,144
GAAP gross margin	56.4%	57.8%	56.2%	58.1%
Non-GAAP gross profit	$515,549	$478,879	$1,032,897	$929,519
Non-GAAP gross margin	57.6%	59.9%	57.4%	59.9%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Six Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP income from operations	$248,711	$221,716	$510,624	$438,612
Amortization of acquired intangibles—cost of sales (A)	11,231	11,164	22,289	23,143
Amortization of acquired intangibles—operating expenses (A)	7,738	7,689	15,445	15,932
Restructuring—cost of sales (A)	—	5,232	—	5,232
Restructuring—operating expenses (A)	—	8,673	—	8,673

Non-GAAP income from operations	$267,680	$254,474	$548,358	$491,592

RMD Second Quarter 2022 Earnings Press Release – January 27, 2022	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Six Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP net income	$201,751	$179,514	$405,364	$357,886
Amortization of acquired intangibles—cost of sales, net of tax (A)	8,564	8,566	16,999	17,742
Amortization of acquired intangibles—operating expenses, net of tax (A)	5,901	5,900	11,780	12,214
Reserve for disputed tax position (A)	—	—	4,111	—
Restructuring—cost of sales, net of tax (A)	—	4,663	—	4,663
Restructuring—operating expenses, net of tax (A)	—	7,730	—	7,730
(Gain) loss on equity investments (A)	—	—	—	(8,476)

Non-GAAP net income (A)	$216,216	$206,373	$438,254	$391,759

GAAP diluted shares outstanding	147,040	146,421	147,044	146,350
GAAP diluted earnings per share	$1.37	$1.23	$2.76	$2.45
Non-GAAP diluted earnings per share (A)	$1.47	$1.41	$2.98	$2.68

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, reserve for disputed tax positions, restructuring expenses and the (gain) loss on equity investments from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Second Quarter 2022 Earnings Press Release – January 27, 2022	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	December 31, 2021 (A)	December 31, 2020 (A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$244.8	$205.0	19%
Masks and other	242.0	221.8	9

Total Sleep and Respiratory Care	$486.8	$426.8	14
Software as a Service	99.0	91.8	8

Total	$585.8	$518.6	13

Combined Europe, Asia, and other markets
Devices	$207.7	$188.0	11%	13%
Masks and other	101.3	93.4	8	11

Total Sleep and Respiratory Care	$309.0	$281.4	10	12
Global revenue
Devices	$452.5	$393.0	15%	16%
Masks and other	343.3	315.2	9	10

Total Sleep and Respiratory Care	$795.8	$708.2	12	13
Software as a Service	99.0	91.8	8	8

Total	$894.9	$800.0	12	13

	Six Months Ended
	December 31, 2021 (A)	December 31, 2020 (A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$520.7	$402.4	29%
Masks and other	457.1	427.5	7

Total Sleep and Respiratory Care	$977.8	$829.9	18
Software as a Service	196.6	184.0	7

Total	$1,174.4	$1,013.9	16

Combined Europe, Asia, and other markets
Devices	$429.0	$364.0	18%	18%
Masks and other	195.5	174.0	12	13

Total Sleep and Respiratory Care	$624.5	$538.1	16	16
Global revenue
Devices	$949.7	$766.4	24%	24%
Masks and other	652.6	601.6	8	8

Total Sleep and Respiratory Care	$1,602.3	$1,368.0	17	17
Software as a Service	196.6	184.0	7	7

Total	$1,798.9	$1,552.0	16	16

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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